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As Filed with the Securities and Exchange Commission on August 13, 2013

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

JA Solar Holdings Co., Ltd.
(Exact name of Registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of Incorporation or Organization)	Not Applicable (I.R.S. Employer Identification No.)

No. 36, Jiang Chang San Road
Zhabei, Shanghai 200436
People's Republic of China
(86-21) 6095-5999
(Address and Telephone Number of Registrant's Principal Executive Office)

JA Solar USA Inc.
2570 North First Street, Suite 360,
San Jose, CA 95131
(408) 586-0000
(Name, Address, and Telephone Number for Agent of Service)

Copies to:
Edward Lam Skadden, Arps, Slate, Meagher & Flom 42/F, Edinburgh Tower, The Landmark 15 Queen's Road, Central Hong Kong (852) 3740-4700	Peter X. Huang Skadden, Arps, Slate, Meagher & Flom LLP 30/F, Tower 2, China World Trade Center No. 1, Jian Guo Men Wai Avenue Beijing 100004 People's Republic of China (86-10) 6535-5500

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ 333-188895

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

           If this Form is a post-effective amendment to a registration statement pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Price Offering	Amount of Registration Fee(2)

Ordinary shares, par value US$0.0001 per share(1)	—	—

Preferred shares	—	—

Warrants	—	—

Stock purchase contracts	—	—

Total	US$16,000,000	US$2,182.40

(1)
American depositary shares issuable upon deposit of the ordinary shares registered hereby have been or will be registered under a separate registration statement on Form F-6 (Registration No. 333-140009). Each American depositary share represents five ordinary shares. Pursuant to Rule 416 under the Securities Act of 1933, the ordinary shares registered hereby also includes an indeterminate number of additional shares resulting from stock splits, dividends or similar transaction that may be issued to prevent dilution.

(2)
Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(o) of Regulation C under the Securities Act. As of the date of this Registration Statement, the maximum aggregate offering price of securities that remain to be issued pursuant to the prior registration statement (Registration No. 333-188895) is US$80,000,000. The maximum aggregate offering price of the additional securities being registered hereby pursuant to Rule 462(b) under the Securities Act is US$16,000,000, which represents 20% of the maximum aggregate offering price of securities remaining on the Prior Registration Statement.

           This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act.

 EXPLANATORY NOTE

        This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the registration statement on Form F-3 (Registration No. 333-188895) initially filed by JA Solar Holdings Co., Ltd. with the Securities and Exchange Commission (the "Commission") on May 28, 2013, as amended, which was declared effective by the Commission on June 28, 2013, are incorporated herein by reference.

        The required opinions and consents are listed on an Exhibit Index attached hereto.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, People's Republic of China, on August 13, 2013.

By:	/s/ MIN CAO
	Name:	Min Cao
	Title:	Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on August 13, 2013.

Signatures	Title

* Baofang Jin	Executive Chairman of the Board of Directors and Chief Executive Officer (principal executive officer)
* Min Cao	Chief Financial Officer (principal financial and accounting officer)
* Jian Xie	Director
* Yong Liu	Director
* Bingyan Ren	Director
* Erying Jia	Director
* Hope Ni	Independent Director
* Jiqing Huang	Independent Director

Signatures		Title

* Yuwen Zhao		Independent Director
* Shaohua Jia		Independent Director
*By:	/s/ MIN CAO Name: Min Cao Attorney-in-Fact

 SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

        Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of JA Solar Holdings Co., Ltd., has signed this registration statement or amendment thereto in Shanghai, People's Republic of China, on August 13, 2013.

JA Solar USA Inc.
By:	/s/ MIN CAO
	Name:	Min Cao
	Title:	Director

 EXHIBIT INDEX

Exhibit Number		Description
5.1		Opinion of Conyers Dill & Pearman (Cayman) Limited on the validity of securities.
23.1		Consent of PricewaterhouseCoopers Zhong Tian CPAs Limited Company, independent registered public accounting firm.
23.2		Consent of Conyers Dill & Pearman (Cayman) Limited (included in Exhibit 5.1).
24.1	*	Power of attorney (included on signature page to the Prior Registration Statement).

*
Previously filed.

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EXPLANATORY NOTE
SIGNATURES
SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
EXHIBIT INDEX